Exhibit 99.1

Bright Mountain Media Provides Corporate Update

Bright Mountain Media will Transition to OTC Pink Market Due to Audit Delay

Company Expects to Become Current and Apply to Regain OTCQB Exchange Listing by the End of August

Boca Raton, FL, June 28, 2021 — Bright Mountain Media, Inc. (OTCQB: BMTM), an end-to-end digital media and advertising services platform, today provided a corporate update on the status of its OTCQB exchange listing and go-forward capital markets and operational initiatives.

The delay in the Company’s FY2020 10-K Audit will cause Bright Mountain Media stock to be moved from the OTCQB exchange to the OTC Pink market on July 1, 2021. The Company’s ticker symbol will remain unchanged and no action is required by shareholders as part of this move.

Bright Mountain Media anticipates becoming current in the middle of July with its 2020 Form 10-K and then proceed with its subsequent quarterly filings and applying to relist to the OTCQB exchange by the end of August 2021.

“The restatements driving the audit delay are being resolved as we speak and are non-cash in nature, with no impact on the future commercial prospects of the company,” said Kip Speyer, Chairman and Chief Executive Officer of Bright Mountain Media. “In fact, we are currently undertaking an aggressive cost reduction initiative to right-size our corporate infrastructure and further expedite our path to cash flow breakeven.

“We believe that we can significantly reduce operating expenses while maintaining our revenue base – which stood at approximately $16 million in FY2020 – and emerge in a better financial position to enable our planned future transition to profitability. I look forward to providing our shareholders with updates on this front as they become available and would like to thank them for their continued support as we grow our end-to-end digital media and advertising services platform.”

About Bright Mountain Media

Bright Mountain Media, Inc. (OTCQB: BMTM) is an end-to-end digital media and advertising services platform, efficiently connecting brands with targeted consumer demographics through the removal of middlemen in the advertising services process. The Company’s publishing division, led by Wild Sky Media, offers significant global reach through hyper-engaging content and multicultural audiences, reaching over 230 million users monthly as it tells the unique stories of our most diverse generation. The Company’s robust portfolio of websites includes Mom.com, CafeMom, LittleThings, MamásLatinas and many more. For more information, please visit www.brightmountainmedia.com.

Forward-Looking Statements for Bright Mountain Media, Inc.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes,” and similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to successfully integrate acquisitions., and the realization of any expected benefits from such acquisitions You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in Bright Mountain Media, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission on May 14, 2020 and our other filings with the SEC. Bright Mountain Media, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Investor Contact:

Greg Falesnik or Luke Zimmerman

MZ Group - MZ North America

949-259-4987

BMTM@mzgroup.us

www.mzgroup.us